DRAFT April 28, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐

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NEOGENIX ONCOLOGY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEOGENIX ONCOLOGY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on Friday, June 17, 2011

To the Shareholders of Neogenix Oncology, Inc.:

The Annual Meeting of Shareholders of Neogenix Oncology, Inc., a Maryland corporation, will be held on June 17, 2011, at the Inn at Great Neck located at 30 Cutter Mill Road, Great Neck, NY 11021 at 11:00 a.m. local time for the purposes stated below:

1.	To elect three (3) directors named in the attached proxy statement, each to serve a term as described in the proxy statement, and until their successors have been duly elected and qualified;

2.	To ratify the appointment of EisnerAmper LLP as our independent auditors for our fiscal year ending December 31, 2011; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Under the provisions of our Bylaws, and in accordance with Maryland law, the Board of Directors has fixed the close of business on May 1, 2011 as the Record Date for shareholders entitled to notice of and to vote at the Annual Meeting.

Whether or not you expect to be present at the Annual Meeting, please date and sign the enclosed Proxy Card and mail it promptly in the enclosed postage paid envelope. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors

/s/ Peter Gordon
April 29, 2011
Corporate Secretary

This Notice of Annual Meeting and Proxy Statement are first being delivered to shareholders on or about May 10, 2011.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	1

Who is entitled to vote?	1
What is the difference between holding shares as a registered stockholder and as a beneficial holder?	1
On what am I voting?	1
Can I change my vote after submitting my proxy?	2
How are votes counted?	2
What are the voting requirements for each proposal?	2
What is a quorum?	2
Who pays for the cost of this proxy solicitation?	3
How do I submit a proposal for the Annual Meeting of Shareholders in 2012?	3
Can I find additional information on the Company’s website?	3

CORPORATE GOVERNANCE	3

Role of the Board of Directors	3
Board Leadership Structure	3
The Board’s Role in Risk Oversight	4
Standard of Conduct and Ethics	4
Identifying and Evaluating Nominees for Directors	4
Stockholder Nominees	5
Communications with the Board of Directors	5
Director Independence	5

COMMITTEES OF THE BOARD OF DIRECTORS	5

Committees	5
The Audit Committee	6
The Compensation Committee	6
The Governance and Nominating Committee	7

DIRECTORS’ COMPENSATION	7

2010 Fiscal Year Director Compensation Table	7

SECURITY OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS	7

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSON TRANSACTIONS AND INDEMNIFICATION	8

Section 16(a) Beneficial Ownership Reporting Compliance	8
Related Person Transactions	8

EXECUTIVE COMPENSATION	9

PROPOSALS	12

Proposal 1 - Election Of Directors	12
Vote Required	15
Proposal 2 – Ratification of The Appointment of EisnerAmper LLP as Our Independent Auditors for Our Fiscal Year Ending December 31, 2011	15
Vote Required	16
Report of the Audit Committee	17

Neogenix Oncology, Inc.	www.neogenix.com

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 17, 2011: The Proxy Statement and Annual Report are available at www.neogenix.com/proxy2011.htm.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors (sometimes referred to as the “Board”) of Neogenix Oncology, Inc. (sometimes referred to as “we”, “us”, “our”, “the Company” and “Neogenix”), a Maryland corporation, is soliciting your proxy to vote at the 2011 Annual Meeting of Shareholders and at any adjournment or postponement thereof.  The annual meeting will be held on June 17, 2011 at 11:00 a.m. EDT at the Inn at Great Neck located at 30 Cutter Mill Road, Great Neck, NY 11021.  You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement.  However, you do not need to attend the annual meeting to vote your shares.  Instead, you may complete, sign, and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about May 10, 2011 to all shareholders of record entitled to vote at the annual meeting.

Who is entitled to vote?

Only shareholders of record at the close of business on May 1, 2011, the “Record Date,” will be entitled to vote at the annual meeting.  On this Record Date, there were 22,757,785 shares of common stock outstanding and entitled to vote.  Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

What is the difference between holding shares as a registered stockholder and as a beneficial holder?

If on the Record Date your shares were registered directly in your name with the Company, then you are a stockholder of record and the proxy materials were sent directly to you by the Company.  As a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the annual meeting, we urge you to complete, sign and return the proxy card to ensure your vote is counted.

If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials were forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting.  As a beneficial owner you have the right to direct your broker or other agent on how to vote the shares in your account by following the voting instructions included in their mailing.  You are also invited to attend the annual meeting.  However, since you are not the stockholder of record you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

On what am I voting?

There are two matters scheduled for a vote:

•	Election of three (3) directors named in this proxy statement to serve for an annual term; and
•	Ratification of the appointment of EisnerAmper LLP as our independent auditors for our fiscal year ending December 31, 2011;

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.
•	You may send a written notice that you are revoking your proxy to the Corporate Secretary, Neogenix Oncology, Inc., 445 Northern Boulevard, Suite 24, Great Neck, NY 11021.
•	You may attend the annual meeting and vote in person. Attending the annual meeting will not, by itself, revoke your proxy.

Please note that to be effective, your new proxy card or written notice of revocation must be received by the Corporate Secretary prior to the annual meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker or other agent.  You may also vote in person at the annual meeting if you obtain a legally valid proxy from your broker or other agent as described above.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes.  A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.  Your broker has discretionary voting authority to vote your shares on Proposal 2, the ratification of EisnerAmper LLP.  However, your broker does not have discretionary authority to vote on Proposal 1, the election of directors, without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matters.  Broker non-votes will have no effect and will not be counted towards the vote for Proposals 1 and 2.  For Proposal 1, abstentions will have no effect.  For Proposal 2, abstentions will be counted toward the vote total and will have the same effect as “Against” votes.

If you give us a proxy without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors by the persons named as proxies. We are not aware of any other matters to be presented at the annual meeting except for those described in this proxy statement. However, if any other matters not described in this proxy statement are properly presented at the meeting, the persons named as proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your shares may be voted by the persons named as proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.

What are the voting requirements for each proposal?

•	For Proposal 1, election of directors, nominees who receive a plurality of the votes cast will be elected director. Abstentions and broker non-votes will have no effect.
•
To be approved, Proposal 2, ratification of appointment of independent auditors, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is a quorum?

A quorum of shareholders is necessary to hold a valid annual meeting.  A quorum will be present if at least a majority of the outstanding shares entitled to vote at the annual meeting are represented by proxy or by shareholders present in person at the annual meeting.  On the Record Date, there were 22,757,785 shares outstanding and entitled to vote.  Thus, at least 11,378,893 shares must be represented by proxy or by shareholders present and entitled to vote at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the annual meeting.  We will count abstentions and broker non-votes for purposes of determining a quorum.  If there is no quorum, the chairman of the annual meeting or holders of a majority of the votes present at the annual meeting may adjourn the annual meeting to another time or date.

Who pays for the cost of this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.   We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How do I submit a proposal for the Annual Meeting of Shareholders in 2012?

To be considered for inclusion in the Company’s proxy statement and form of proxy for next year’s annual meeting, your stockholder proposal must be submitted in writing by January 10, 2012 to the Corporate Secretary, Neogenix Oncology, Inc., 445 Northern Boulevard, Suite 24, Great Neck, NY 11021.  Proposals must be received by that date and satisfy the requirements under applicable SEC Rules (including SEC Rule 14a-8) to be included in the proxy statement and on the proxy card that will be used for solicitation of proxies by the Board of Directors for the 2012 Annual Meeting.

A submission by a Neogenix stockholder must contain the specific information required in our Bylaws.  If you would like a copy of our current Bylaws, please write to the Corporate Secretary, Neogenix Oncology, Inc., 445 Northern Boulevard, Suite 24, Great Neck, NY 11021.

Can I find additional information on the Company’s website?

Yes.  Although the information contained on, or accessible through, our website is not part of this proxy statement, you will find information about Neogenix and our corporate governance practices at http://neogenix.com/corporate.html.  Our website contains information about our Board, Board Committees and their charters, and our Standard of Conduct and Ethics.  Shareholders may obtain, without charge, hard copies of the above documents by writing to:  Corporate Secretary, Neogenix Oncology, Inc., 445 Northern Boulevard, Suite 24, Great Neck, NY 11021.

CORPORATE GOVERNANCE

Role of the Board of Directors

Our Board of Directors plays an active role in overseeing management and representing the interests of shareholders. Directors are expected to attend Board meetings and the meetings of committees on which they serve. Directors are also frequently in communication with management between formal meetings. During the fiscal year ended December 31, 2010, the Board met a total of eight times. All directors attended at least 75% of the total Board and committee meetings to which they were assigned in the fiscal year ended December 31, 2010, with the exception of Messrs. Holladay and Shriver.   It is the Company’s policy that all directors attend our annual meeting of stockholders.

Board Leadership Structure

Pursuant to our Charter of our Board of Directors, the Company does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer (“CEO”) should be separate.  Currently, the roles of our Chairman and CEO are split, which the Board believes best serves the interest of the Company and its shareholders at this time.  In addition, Board oversight is enhanced by the fact that all of the Board’s key committees – Audit, Compensation, and Governance and Nominating – are comprised entirely of independent directors.

The Board’s Role in Risk Oversight

The Board executes its oversight responsibility for risk management directly and through its Committees, as follows:

•
The Audit Committee has primary responsibility for discussing polices with management and our independent auditor, as appropriate, with respect to risk oversight, including the Corporation’s major business and financial risk exposures, and providing the Board with advice and recommendations regarding the ongoing development of risk oversight and management policies that set out the roles and respective accountabilities of the Board, the Committee, management and the internal audit function.  The policies cover the areas of risk oversight, compliance and control, and assessment of effectiveness.  The Audit Committee’s meeting agenda include discussions of individual risk areas throughout the year.  For additional information, see “Committees of the Board of Directors – The Audit Committee” and “Proposal 2 – Ratification of the Appointment of EisnerAmper LLP as our independent auditors for our fiscal year ending December 31, 2011 – Report of the Audit Committee.”

•
The Board’s other committees, which are the Governance and Nominating Committee and the Compensation Committee, oversee risks associated with their respective areas of responsibility.  For example, the Governance and Nominating Committee considers risks associated with related persons transactions and corporate succession plans, and the Compensation Committee reviews risks associated with our compensation policies and practices relating to our executive officers.

•
The Board also considers risks relating to our strategic plan, in part by receiving regular reports from the heads of our principal business and corporate functions that include discussions of the risks and exposures involved in their respective areas of responsibility.  These reports are provided in connection with regular Board meetings and are discussed, as necessary, at Board meetings.

Standard of Conduct and Ethics

We are committed to ethical behavior in all that we do. Our Code of Business Conduct and Ethics applies to all of our directors, officers and employees. It sets forth our policies and expectations on a number of topics, including our commitment to promoting a fair workplace, avoiding conflicts of interest, compliance with laws (including insider trading laws), appropriate relations with government officials and employees, and compliance with accounting principles.

Our Code of Business Conduct and Ethics is posted on our website at http://neogenix.com/corporate.html. Printed copies of the Code of Business Conduct and Ethics may be obtained by shareholders, without charge, by contacting Corporate Secretary, Neogenix Oncology, Inc., 445 Northern Boulevard, Suite 24, Great Neck, NY 11021. We intend to make any required disclosures regarding any amendments of our Standard of Conduct and Ethics or waivers granted to any of our directors or executive officers on our website at www.neogenix.com.

Identifying and Evaluating Nominees for Directors

The Governance and Nominating Committee recommended to the Board the slate of directors to serve as management’s nominees for election by the shareholders at the annual meeting.  Incumbent directors standing for reelection are evaluated by the Governance and Nominating Committee in accordance with the committee’s charter, which includes reviewing the incumbent’s capability, availability to serve, independence and other relevant factors.  The process for identifying and evaluating candidates to be nominated to the Board starts with an evaluation of a candidate by the Chairman of the Committee, followed by the Committee in its entirety. Director candidates may also be identified by shareholders. In evaluating such nominations, the Governance and Nominating Committee seeks to achieve a balance of knowledge, experience, and capability on the Board of Directors. Furthermore, any member of the Board of Directors shall meet the following criteria:

•	unquestioned personal integrity and ethical values;
•	committed to promoting the long-term value of the Company;
•	have a history of demonstrating achievement in one of more fields of business, government, community, scientific, or educational, and possess objective business judgment and expertise;
•	an understanding of issues affecting publicly traded companies; and
•	have sufficient time to devote to Board activities.

Additionally, the Governance and Nominating Committee reviews the Board’s size, structure, composition and functioning, to ensure an appropriate blend and balance of diverse skills and experience. Diversity may encompass a candidate’s gender, race, national origin, educational and professional experiences, expertise and specialized or unique technical backgrounds and/or other tangible or intangible aspects of the candidate’s qualifications in relation to the qualifications of the then current board members and other potential candidates. The Governance and Nominating Committee does not have a formal policy specifying how diversity should be applied in identifying or evaluating director candidates, and diversity is but one of many factors the Governance and Nominating Committee may consider.

Stockholder Nominees

Stockholder proposals for nominations to the Board should be submitted to the Secretary of the Company by January 10, 2012.  Proposed stockholder nominees are communicated to the Nominating and Corporate Governance Committee and are considered in the selection process for nominees to be included among the director candidates to be recommended to the Board.

Communications with the Board of Directors

Persons interested in communicating with the directors regarding concerns or issues may address correspondence to a particular director, to the Board or to the independent directors generally, in care of Neogenix Oncology, Inc., 445 Northern Boulevard, Suite 24, Great Neck, NY 11021.  If no particular director is named, letters will be forwarded, as appropriate and depending on the subject matter, to the Chair of the Audit Committee, the Chair of the Compensation Committee, or the Chair of the Governance and Nominating Committee.

Director Independence

Our Board has reviewed the relationships concerning independence of each director on the basis of the definition of “independent” contained in the Nasdaq Marketplace Rules.

In accordance with that review, our Board has made a subjective determination as to each independent director that no relationships exist that, in our Board’s opinion, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by management with regard to each director’s business and personal activities as they may relate to our business and our management.

Our Board of Directors currently consists of nine directors. Six of our directors, Ms. Krominga and Messrs. Feldman, Gause, Greene, Holladay and Shriver are considered independent under the definition of independence used by the Nasdaq Capital Market in accordance with Nasdaq Marketplace Rule 4350.  The Board has also determined that the members of each Committee of the Board are independent under the listing standards of the Nasdaq Marketplace Rules.  In determining the independence of the directors, the Board considered the relationships described under “Related Person Transactions,” which it determined were immaterial to the individual’s independence.

COMMITTEES OF THE BOARD OF DIRECTORS

Committees

Our Board of Directors has three standing Committees: Audit, Compensation, and Governance and Nominating Committee.  The charter for each of our committees can be found at www.neogenix.com/corporate.html.

The following table provides a summary of the membership of each of the Committees of the Board of Directors as of December 31, 2010.

Name	Audit	Compensation	Governance and Nominating Committee
Mr. Feldman	Chair	X
Mr. Gause	X	X
Mr. Greene		Chair
Mr. Holladay			Chair
Ms. Krominga	X		X
Mr. Shriver			X

The Audit Committee

The Audit Committee of the Board of Directors assists the Board in its oversight of the Company’s corporate accounting and financial reporting process; the Company’s process to manage business and financial risk; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of the Company’s internal audit function and independent auditor. The Audit Committee is governed by a Board-approved charter stating its responsibilities. The Committee’s responsibilities include:

•	overseeing management's conduct of the Company's financial reporting process and systems of internal accounting and financial controls;
•	overseeing the independence and performance of the Company's independent auditors and audits of the financial statements of the Company;
•	providing an avenue of communication among the outside auditors, management and the Board;
•	maintaining compliance with the Audit Committee requirements of Rule 10A-3 under the Securities Exchange Act of 1934;
•	overseeing compliance with legal and regulatory requirements; and
•	overseeing and reviewing related party transactions.

For additional information regarding the Audit Committee’s duties and responsibilities, please refer to the Audit Committee’s charter, which is available on the Company’s web site.

Each of the members of the Audit Committee is independent within the meaning of the listing standards of Nasdaq Marketplace Rules and applicable SEC regulations.  The Audit Committee met five times during the fiscal year ended December 31, 2010.

As required under the Sarbanes-Oxley Act of 2002, the Audit Committee has in place procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Compensation Committee

The Compensation Committee of the Board of Directors oversees and advises the Board on the adoption of policies that govern the Company’s compensation and benefit programs. Each of the members of the Compensation Committee is an independent director within the meaning of the Nasdaq Marketplace Rules, a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. During the fiscal year ended December 31, 2010, the Compensation Committee met two times.

The Compensation Committee reviews the effectiveness of the Company’s executive compensation programs, including reviewing and approving goals and objectives for the Company’s executives. The Compensation Committee is responsible for evaluating and setting the compensation for our Chief Executive Officer, Philip Arlen. Dr. Arlen is responsible for evaluating and recommending to the Compensation Committee the amount of compensation of our other executive officers. The Compensation Committee reviews such recommendations from Dr. Arlen and has the authority to approve or revise such recommendations.  The Compensation Committee has not retained the services of a compensation consultant in setting the form or amount of compensation the Company pays to its executives.  The functions of the Committee are further described in its charter, which can be found on our website.

The Governance and Nominating Committee

The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance. The Governance and Nominating Committee is governed by a Board-approved charter detailing its responsibilities.  The Committee assists the Board by selecting and recommending Board nominees and making recommendations concerning the composition of Board committees.  The Governance and Nominating Committee met one time during the fiscal year ended December 31, 2010. Each of the members of the Committee is an independent director within the meaning of the Nasdaq Marketplace Rules. The functions of the Committee are further described in its charter, which can be found on our website.

DIRECTORS’ COMPENSATION

2010 Director Compensation

The following table sets forth the compensation for the members of the Board of Directors of Neogenix for the fiscal year ended December 31, 2010. Other than the reimbursement of actual and ordinary out-of-pocket expenditures, we did not compensate any of our directors for their services as directors during 2010, other than through the award of stock options.

2010 Fiscal Year Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
James Feldman	-	-	-	(2)	-	-	-	-
Barry Gause, MD	-	-	-	(2)	-	-	-	-
Dennis Greene	-	-	-	(2)	-	-	-	-
J. Douglas Holladay	-	-	-	(2)	-	-	-	-
Lynn Krominga	-	-	1,726,000	(3)	-	-	-	1,726,000
Timothy P. Shriver, PhD	-	-	-	(4)	-	-	-	-

(1)	The option amounts set forth above represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and does not represent actual cash received.
(2)	Messrs. Feldman, Greene & Holladay and Dr. Gause hold options that vest 50,000 shares on each of December 2, 2010, December 2, 2011, December 2, 2012 and December 2, 2013.
(3)
Ms. Krominga received an option grant upon her appointment to the Board of Directors in 2010. All other non-employee directors received option grants prior to 2010. Ms. Krominga holds options that vest 50,000 shares on each of March 31, 2011, March 31, 2012, March 31, 2013 and March 31, 2014.

(4)
Dr. Shriver holds options that vest 50,000 shares on each of April 21, 2008, April 21, 2009, April 21, 2010 and April 21, 2011and 87,500 shares on each of December 2, 2010, December 2, 2011, December 2, 2012 and December 2, 2013.

SECURITY OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2010:

•	each of our executive officers;
•	each of our directors;
•	each stockholder known by us to own beneficially more than 5% of our Common Stock; and
•	all of our current directors and executive officers as a group.

Percentage of class beneficially owned is based on 22,757,785 shares of common stock outstanding on December 31, 2010.  Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.  Securities that may be acquired within 60 days of December 31, 2010, pursuant to the exercise of options or warrants, are deemed to be outstanding and included for the purpose of calculating a person’s percentage ownership in the table below.  The address for those individuals for which an address is not otherwise indicated is Neogenix Oncology, Inc., 445 Northern Boulevard, Suite 24, Great Neck, NY 11021.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Executive Officers and Directors:
Myron Arlen, Chairman of the Board, Director of Medical Affairs	5,457,603	(1)	20.5%
Philip Arlen, Chief Executive Officer, President, Chief Medical Officer and Director	1,511,211	(2)	5.7%
Peter Gordon, Chief Financial Officer, Secretary and Director	2,250,000	(3)	8.5%
James Feldman, Director	1,893,500	(4)	7.1%
Barry Gause, Director	50,000	(5)	*
Dennis Greene, Director	50,000	(5)	*
J. Douglas Holladay, Director	50,000	(5)	*
Lynn Krominga, Director	50,000	(5)	*
Timothy Shriver, Director	292,500	(5)	1.1
All current executive officers and directors as a group (9 persons)	11,604,814		43.6%

*	Represents less than 1% of our outstanding common stock.
(1)
Includes 790 shares and 829 shares beneficially owned by Dr. Arlen’s spouse and daughter, respectively.  Mr. Arlen disclaims beneficial ownership of such shares. Includes the right to acquire 1,523,424 shares of common stock (including the right to acquire 100,647 shares and 120,679 shares held by Dr. Arlen’s spouse and daughter, respectively, of which Dr. Arlen disclaims beneficial ownership).

(2)	Includes the right to acquire 505,050 shares of common stock.
(3)
Includes 500,000 shares beneficially owned by Mr. Gordon’s spouse.  Mr. Gordon disclaims beneficial ownership of such shares. Includes the right to acquire 1,250,000 shares of common stock (including the right to acquire 100,000 and the right to acquire 200,000 shares held by Mr. Gordon’s spouse and son respectively, of which Mr. Gordon disclaims beneficial ownership).

(4)
Includes 921,174 shares beneficially owned by Mr. Feldman’s spouse, as trustee for various trusts, and for which Mr. Feldman disclaims beneficial ownership of such shares. Includes the right to acquire 50,000 shares of common stock.

(5)	Represents the right to acquire shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSON TRANSACTIONS AND INDEMNIFICATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2010.

Related Person Transactions

Elizabeth Arlen is the daughter of Myron Arlen, the Chairman of our Board of Directors, Director of Medical Affairs, and a stockholder, and the sister of Philip Arlen, the Chief Executive Officer, President, Chief Medical Officer, and a Director.  Elizabeth Arlen provides marketing, investor relations, and computer services to the Company.  For the years ended December 31, 2010 and 2009, total fees paid were approximately $50,000 and $43,000, respectively.

EXECUTIVE COMPENSATION

The table below sets forth the compensation earned by each person who served as an executive officer for the fiscal years ended December 31, 2010 and 2009.  These individuals are collectively referred to as our named executive officers.

2010 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation (2)	Total
(a)	(b)	(c)	(d)	(f)	(i)	(j)
Dr. Myron Arlen	2010	$436,154	$215,000	$0	$34,393	$687.557
Chief Executive Officer (3)	2009	$334,615	$162,500	$4,415,000	$28,260	$4,940,375

Dr. Philip Arlen	2010	$436,154	$215,000	$0	$36,424	$689,558
Chief Executive Officer, President and Chief Medical Officer (4)	2009	$334,615	$162,500	527,500	$26,500	$1,051,115

Peter Gordon	2010	$436,154	$215,000	$0	$69,923	$723,087
Chief Financial Officer	2009	$334,615	$162,500	$4,415,000	$29,300	$4,941,415

(1)	The amounts in column (f) represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)
The amounts in column (i) reflect the following items: automobile expenses, country club memberships, life and disability insurance premiums and the Company’s matching contribution under its 401(k) Plan.

(3)	Dr. Myron Arlen resigned as our Chief Executive Officer in March 2010.

(4)	Dr. Philip Arlen was appointed our Chief Executive Officer in March 2010. Prior to that time, he served as our President and Chief Medical Officer.

Overview of Executive Compensation

The Company’s objective is to provide each of our executive officers with a competitive total compensation package that includes base salary, the potential for a performance-based annual cash bonus, and time-based equity incentives.

Base Salary

Generally, base salaries for our named executive officers are set forth in each executive’s employment agreement and are established through negotiation with the Compensation Committee.  Factors we considered in the negotiation are prior experience, qualifications, prior salary and our need for the particular qualifications of such executive.  Potential increases in base salary are based on the executive’s responsibilities, performance, their overall compensation package and the compensation of comparable companies in the biotechnology industry.  Our executives’ base salaries are reviewed and approved by our Compensation Committee.

Bonus Awards

The Compensation Committee approves annual performance based compensation. The purpose of the annual bonus based compensation is to motivate our executive officers. Pursuant to employment agreements with each of our named executive officers target bonuses, the Compensation Committee may, in its discretion, award annual bonuses of up of 50% of a named executive officer’s base salary, which in 2010 were paid on a quarterly basis.  The bonus recommendations are derived from individual and Company performance and are not based on a specific formula.

Stock Option Awards

Our Amended and Restated 2005 Stock Option Plan, which was approved by our stockholders,  provides a long-term, equity-based incentive designed to encourage ownership of our shares by employees and directors of the Company to assist in the retention of such key personnel and to provide additional incentive for them to promote the success of the Company.

The Amended and Restated 2005 Stock Option Plan is administered by the Compensation Committee and our Board of Directors. The Compensation Committee recommends the terms and conditions of annual stock option awards for each named executive officer and these awards must be approved by the Board.  On March 22, 2010, the number of options available under this plan was increased to 20,000,000.

Our Compensation Committee does not apply a rigid formula in allocating stock options to executives as a group or to any particular executive.  Instead, our Compensation Committee exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, their performance achievements during the fiscal year, and competitive factors.

Outstanding Equity Awards at Fiscal Year-End 2010

	Option Awards
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Dr. Myron Arlen	5-04-2009	500,000		$8.00	5-04-2014
	1-19-2009	500,000		$6.00	1-19-2014
	4-21-2007	500,000(1)		$5.00	4-21-2012

Dr. Philip Arlen	9-30-2009	125,000	375,000(3)	$8.00	9-30-2014
	5-30-2008	375,000	125,000(4)	$4.00	5-30-2013

Peter Gordon	5-04-2009	500,000		$8.00	5-04-2014
	1-19-2009	500,000		$6.00	1-19-2014
	4-21-2007	300,000(2)		$5.00	4-21-2012
_________________________

1	Includes 200,000 options beneficially owned by Mr. Arlen’s spouse or daughter. Mr. Arlen disclaims beneficial ownership of such options.

2	Includes 100,000 options beneficially owned by Mr. Gordon’s spouse. Mr. Gordon disclaims beneficial ownership of such options.

3	125,000 options vest on each of September 30, 2010, September 30, 2011, September 30, 2012 and September 30, 2013.

4	125,000 options vest on each of May 30, 2009, May 30, 2010, May 30, 2011, and May 30, 2012.

All option awards set forth above have been awarded under our Amended and Restated 2005 Stock Option Plan.  We do not currently provide stock awards to our executive officers.

Employment Arrangements with Named Executive Officers

Dr. Myron Arlen.  We entered into an employment agreement with Dr. Myron Arlen on May 5, 2009, as amended effective February 19, 2010.  The agreement provided that Dr. Arlen, who was our Chief Executive Officer at the time the agreement was consummated, would resign as CEO and transition to the positions of Chairman of the Board and Director of Medical Affairs by April 30, 2010.  Under the terms of the employment agreement, Dr. Arlen receives an annual base salary of $450,000, which may be increased on an annual basis at the discretion of the Board.  At the Board of Director’s discretion, Dr. Arlen is also eligible to receive Company stock options and an annual bonus of up to 50% of his base salary.  Under the terms of the employment agreement Dr. Arlen is also entitled to an automobile allowance of up to $1,500 per month and can participate in any and all Company employee benefit plans in the same manner as other senior executives of the Company.  In the event Dr. Arlen’s employment is terminated due to death or disability, we will continue to pay him or his estate an amount equal to his base salary and provide health coverage for Dr. Arlen and his beneficiaries for three months after the termination date.  If we terminate Dr. Arlen’s employment without cause, he is entitled to his accrued salary, plus health benefits and an amount equal to the greater of either the base salary in effect for twelve months or the period remaining prior to April 30, 2012.

Dr. Philip M. Arlen.  We entered into an employment agreement with Dr. Philip Arlen on May 5, 2009, as amended effective February 19, 2010.  The agreement provided that Dr. Philip Arlen, who was our President and Chief Medical Officer at the time the agreement was consummated, would transition to the position of Chief Executive Officer by April 30, 2010.  Under the terms of the employment agreement, Dr. Arlen receives an annual base salary of $450,000, which may be increased on an annual basis at the discretion of the Board of Directors.  At the Board of Director’s discretion, Dr. Philip Arlen is also eligible to receive Company stock options and an annual bonus of up to 50% of his base salary.  Under the terms of the employment agreement Dr. Philip Arlen is also entitled to an automobile allowance of up to $1,500 per month and can participate in any and all Company employee benefit plans in the same manner as other senior executives of the Company  In the event Dr. Philip Arlen’s employment is terminated due to death or disability, we will continue to pay him or his estate an amount equal to his base salary and provide health coverage for Dr. Philip Arlen and his beneficiaries for three months after the termination date.  If we terminate Dr. Philip Arlen’s employment without cause, he is entitled to his accrued salary, plus health benefits and an amount equal to the greater of either the base salary in effect for twelve months or the period remaining prior to April 30, 2012.

Peter Gordon.  We entered into an employment agreement with Mr. Peter Gordon, our Chief Financial Officer on May 5, 2009, as amended effective February 19, 2010.  Under the terms of his employment agreement, Mr. Gordon is entitled to receive an annual base salary of $450,000, which may be increased on an annual basis at the discretion of the board.  At the board’s discretion, Mr. Gordon is also eligible to receive company stock options and an annual bonus of up to 50% of his base salary.  Under the terms of the employment agreement Mr. Gordon is also entitled to an automobile allowance of up to $1,500 per month and participate in any and all Company employee benefit plans in the same manner as other senior executives of the Company.  In the event Mr. Gordon’s employment is terminated due to death or disability, we will continue to pay him or his estate an amount equal to his effective base salary and provide health coverage for Mr. Gordon and his beneficiaries for three months after the termination date.  If we terminate Mr. Gordon’s employment without cause, he is entitled to his accrued salary, plus health benefits and an amount equal to the greater of either the effective base salary for twelve months or the period remaining prior to April 30, 2012.

Equity Compensation Plan Information

The following table sets forth the securities that are authorized for issuance upon the exercise of options, warrants, and rights under the equity compensation plans of Neogenix as of December 31, 2010.  It also provides information regarding the number of securities available for future issuance under our current equity compensation plans, under which there are no outstanding options, warrants or rights.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity Compensation plans approved by security holders (1)	19,460,900	5.59	539,100
Equity Compensation plans not approved by security holders	--	--	--
Total

(1)	The equity compensation plans approved by our stockholders are the 2005 Employee, Director and Consultant Stock Option Plan and the Amended and Restated 2005 Stock Option Plan.

PROPOSALS

Proposal 1 - Election Of Directors

The Board of Directors presently has nine members. Our certificate of incorporation divides the Board of Directors into three classes with overlapping three year terms, other than the initial term of the Class I directors (which is for one year) and the initial term of the Class II directors (which is for two years). One class is elected each year at the annual meeting of stockholders, and the classes are to be as nearly equal in number as possible. Each director holds office until his or her successor is duly qualified.

The enclosed proxy will be voted to elect three Class I Directors for a term of three years expiring at the 2014 Annual Meeting of Shareholders, or until their respective successors are elected and qualified. Unless otherwise instructed or unless authority to vote is withheld, all signed proxies will be voted for the election of the Board’s nominees.  If a nominee should become unavailable, proxies will be voted for a substitute nominee designated by the Board, unless instructions are given to the contrary. The Board has no reason to expect that the nominees will become unavailable to serve.

The Board of Directors has nominated directors Dr. Myron Arlen, Ms. Krominga and Mr. Shriver to be elected to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees for election is currently a director of the Company.  The following discussion sets forth for each nominee and each director whose term continues after the meeting, his or her age, a brief description of his or her principal occupation and business experience during the last 5 years, his qualifications for director, certain other directorships held and how long he or she has been a director of the Company. Except for Dr. Myron Arlen, Dr. Philip Arlen and Mr. Gordon, none of the nominees or directors is employed by the Company.

The Board unanimously recommends a vote “FOR” the election of all nominees as Class I Directors.

Nominees as Class I directors – Terms expiring in 2014

Myron Arlen, MD is the principal founder of Neogenix and serves as Chairman of our Board of Directors and Director of Medical Affairs. He recently also served as our Chief Executive Officer from 2003 until March 2010. Dr. Arlen was trained as a cancer surgeon at Memorial Sloan-Kettering where he remained on staff for 20 years involved in the surgery of advanced cancer problems and the immunotherapeutic approaches to managing the patients. Dr. Arlen established the Surgical Oncology Division at North Shore University Hospital, and formed a practice group (North Shore Surgical Oncology Associates). He has written two major textbooks and published over 80 journal articles related to cancer treatment. In the 1990s, Dr. Arlen helped to found another biotechnology company, International Bio-Immune Systems, Inc. of which he was part of management until 2003. Dr. Arlen is the father of Dr. Philip Arlen, our Chief Executive Officer and a director.  He has been a Neogenix director since 2003.

Qualifications: As principal founder, Chairman and Director of Medical Affairs of the Company, Dr. Arlen has substantial executive experience in the biotechnology industry. Combined with his decades as an oncologist and cancer surgeon, this experience enables Dr. Arlen to provide the Company with a special perspective on the medical aspects of the Company and effective leadership in the conduct of its business, its interface with the scientific and medical community and its research and development. He brings a deep understanding of the medical and scientific issues related to the product candidates and diseases addressed by the Company. Dr. Arlen has extensive personal relationships with leading oncologists and scientists and was formerly the Chief Executive Officer of another biotechnology company, International Bio-Immune Systems, Inc.

Lynn Krominga is an attorney and business executive. Since 1999, Ms. Krominga has been a consultant to private equity and venture capital firms and to start-up and early stage technology companies and served as chief executive officer of Fashion Wire Daily, Inc. in 2002. From 1981 to 1999, Ms. Krominga held various senior executive and legal positions at Revlon, including President, Licensing Division, and General Counsel. Prior to that, Ms. Krominga was an attorney at American Express Company and at Cleary, Gottlieb, Steen & Hamilton. Ms. Krominga currently serves on the board of directors of Sunrise Senior Living, Inc., which files reports pursuant to the Exchange Act. From March through November 2008, Ms. Krominga served as Chairman of the Board of Sunrise Senior Living, and was appointed Lead Director thereafter (when the former CEO assumed the position of chair), and both such roles include voting membership on all board committees. Since October 2006, Ms. Krominga has served on the board of directors of Avis Budget Group, Inc. which files reports pursuant to the Exchange Act, and is a member of our Audit Committee and Governance and Nominating committee.  She has been a Neogenix director since 2010.

Qualifications: Ms. Krominga’s extensive corporate management and director experience in public and private companies, broad legal experience, including extensive knowledge of corporate governance and regulatory issues, and international business experience enable Ms. Krominga to provide effective leadership and guidance to the Company as it grows and becomes a public reporting company.

Timothy P. Shriver, PhD serves as Chairman and CEO of Special Olympics, where he has held executive positions since 1996. He received his BA from Yale University, his master’s degree from The Catholic University of America, and his Ph.D. in education from the University of Connecticut. He was instrumental in establishing the Social Development Project at the public schools in New Haven, Connecticut and also established the Collaborative for Academic, Social and Emotional Learning at the University of Illinois at Chicago. Mr. Shriver is a director of WPP Group, a leading marketing and communications services company. Mr. Shriver is Chairman of our Communications Committee and also serves on our Governance and Nominating Committee.  He has been a Neogenix director since 2007.

Qualifications: As Chairman and CEO of the Special Olympics, Mr. Shriver has substantial operational experience in a world renowned international organization. He has also served as a director of an international marketing and communications company. This experience enables Mr. Shriver to bring insights and leadership into the growth of the Company, its operations, its interface with the public and its international aspects.

Class II directors – Terms expiring in 2012

James Feldman has served as an Instructor in Law at the University of Pennsylvania Law School since January 2009 and is an attorney in Washington, DC specializing in Supreme Court litigation. Mr. Feldman was an Assistant to the Solicitor General of the United States from 1989 to 2006, with responsibility for representing the government, where he argued 46 cases in the U.S. Supreme Court. He served as a Law Clerk for United States Court of Appeals Judge Skelly Wright and Supreme Court Justice William Brennan, and part of the Iran-Contra Independent Counsel team. He serves on the Boards of the Shakespeare Theatre Company and the Washington National Opera. He received a BA from the University of Pennsylvania, an MA in philosophy from Columbia University and graduated from Harvard Law School magna cum laude, where he was President of the Harvard Law Review. Mr. Feldman serves as Chairman of our Audit Committee and also serves on our Compensation Committee. He has been a Neogenix director since 2009.

Qualifications: Mr. Feldman has served as a distinguished lawyer at high levels in the U.S. government and in academia. He has experience with boards of directors in the nonprofit sector and brings a legal background knowledge and experience to the Board. Mr. Feldman has been a stockholder of the Company for many years prior to his becoming a director. He also was a principal owner, President, and CEO of Van Allen Inc., a leading wholesaler/manufacturer in the fashion jewelry and accessories industry from 1971-1991.

Barry Gause, M.D. has served since September 2008 as the Chief Medical Officer and since November 2006 as the Director of the Clinical Research Directorate at SAIC-Frederick, Inc. Prior to assuming his position at SAIC-Frederick, Dr. Gause served for over twenty years at the National Cancer Institute. Dr. Gause received his Doctor of Medicine degree from Michigan State University’s College of Human Medicine in 1976. He trained in Internal Medicine and Pediatrics at Emory University in Atlanta Georgia followed by a four year fellowship in Medical Oncology at the National Cancer Institute. After completing his postdoctoral training, Dr. Gause was a faculty member at the Howard University Cancer Center where he attained the position of Chief of Medical Oncology. Dr. Gause serves on our Audit Committee and our Compensation Committee. He has been a Neogenix director since 2009.

Qualifications: Dr. Gause has over thirty years experience in oncology, clinical trials, and clinical research in the public and private sectors. He has served in executive and management positions in prominent institutions relating to cancer and its treatment. Dr. Gause brings this independent scientific and medical perspective, insights and experience to the Board.

J. Douglas Holladay has served as a general partner in Park Avenue Equity Partners, LP since 2000. He also currently serves and Chief Executive Officer and Chairman of PathNorth, Inc. (since 2006) and The Buxton Initiative, Inc. (since 2003), both non-profit corporations. In addition, Mr. Holladay serves on the board of directors of Sunrise Senior Living, Inc. and served on the board of CNL Hotels & Resorts, Inc. from 2003 to 2008. Mr. Holladay served as founding President of One to One Mentoring Partnership, an initiative of the New York financial community to address urban youth challenges. Mr. Holladay has held senior positions in both the State Department and the White House, and was appointed to the rank of Special Ambassador, charged to coordinate major aspects of the U.S. public response to the challenges posed by South Africa prior to the release of Nelson Mandela. He holds an AB from the University of North Carolina, an MA from Princeton Theological Seminary and a M.Litt. from Oxford University, and has been an adjunct professor at the University of Virginia. Mr. Holladay is Chairman of our Governance and Nominating Committee. He has been a Neogenix director since 2009.

Qualifications: Mr. Holladay’s qualifications include management and finance experience and public service at high levels within the U.S. government. This broad business exposure and experience enables Mr. Holladay to provide effective leadership and guidance to the Company as it grows and becomes a public reporting company.

Class III directors – Terms expiring in 2013

Philip Arlen, MD serves in the positions of Chief Executive Officer, President, Chief Medical Officer and is a Director. Before becoming our Chief Executive Officer in March 2010, Dr. Arlen served as our President and Chief Medical Officer since July 2008. Prior to 2008, Dr. Arlen spent the past 11 years at the National Cancer Institute, USA, most recently as the Director of the Clinical Research Group for the Laboratory of Tumor Immunology and Oncology. At the NCI, Dr. Arlen focused on the development of a programmatic approach to vaccine clinical trials conducted at the NCI as well as at numerous other Cancer Centers throughout the US. During his tenure at the NCI, Dr. Arlen was the Principal Investigator and/or Associate Investigator on numerous clinical trials involving the use of cancer vaccines and other immunostimulatory molecules. Dr. Arlen remains on the clinical staff at both the NCI Clinical Center as well as the National Naval Medical Center. He has authored or co-authored over 80 peer reviewed manuscripts in internationally known scientific and medical journals. Dr. Arlen received an NIH Award of Merit for major contributions to the field of cancer immunotherapy in 2003. He is a board certified medical oncologist and received his BA from Emory University and his MD from Medical College of Georgia, School of Medicine. Dr. Arlen is the son of Dr. Myron Arlen, our Chairman and Director of Medical Affairs. He has been a Neogenix director since 2008.

Qualifications: Dr. Arlen serves as our Chief Executive Officer. His experience as an oncologist and director of clinical research at the National Cancer Institute, combined with his executive experience at the Company, first as President and Chief Medical Officer and now as Chief Executive Officer, provides expertise in the biotechnology industry, oncology and clinical trials, all of which are central to the Company’s mission and current projects. Dr. Arlen has extensive relationships among leading clinicians, scientists, academic institutions and industry.

Peter Gordon, MBA is a founder of Neogenix and has served as the Chief Financial Officer, Secretary and a Director since 2004. He served as VP-Finance for Concrete Media, a pioneering e-commerce firm from May 2000 to March 2002 and as Chief Financial Officer of Bennett X-Ray, a medical device manufacturer from April 1999 to April 2000. Mr. Gordon is also associated with Gordon Financial Services, Inc., a financial consulting firm, and 1st US Capital, a private equity and merchant bank. Mr. Gordon filed for Chapter 7 personal bankruptcy in April 2001, which was discharged in August 2001. Mr. Gordon received his BS from Lehman College and his MBA from Pace University. He also has an AAS degree in Mechanical Engineering from the College of Aeronautics. He has been a Neogenix director since 2004.

Qualifications: Mr. Gordon is our Chief Financial Officer and a founder of the Company. He has nearly thirty years experience in management, finance and accounting. In addition to his service to the Company, he has demonstrated financial leadership in a variety of industries including medical devices. Furthermore, his experience in capital markets and merchant financing are valuable to the Company in its present development stage.

Dennis Greene is currently President of Business Operations for the Washington Redskins. Mr. Greene joined the Redskins in 2001 as a Senior Vice President. Prior to joining the Redskins organization, Mr. Greene headed business units and sales and marketing for several fortune 500 companies and top worldwide consulting and advertising agencies, including Carter Wallace, Schering Plough, Astra Zeneca, Ventiv Health, Snyder Communications, and Havas. Mr. Greene serves as a board member of dick clark productions (DCP). He received a BS from Southern Illinois University in 1984, and completed various executive management and graduate courses. Mr. Greene is Chairman of our Compensation Committee and also serves on our Communications Committee. He has been a Neogenix director since 2009.

Qualifications: As President of Business Operations for the Washington Redskins, and in his former executive positions at several Fortune 500, consulting and advertising companies, Mr. Greene has broad and deep business experience in the operations of multi-national companies in a variety of industries, including pharmaceuticals. Mr. Greene’s experience affords him leadership and guidance regarding a host of business issues faced by the Company as it moves towards commercial development of products.

Vote Required

The three nominees receiving the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the meeting, will be elected as directors to serve until the 2014 annual meeting of shareholders and until their successors are duly elected and qualified.

Proposal 2 – Ratification of The Appointment of EisnerAmper LLP as Our Independent Auditors for Our Fiscal Year Ending December 31, 2011

The Audit Committee of the Board of Directors has selected EisnerAmper, LLP, formerly known as Eisner, LLP (“Eisner”) as the Company’s independent auditor for the fiscal year ending December 31, 2011. Eisner has served as the Company’s independent auditors since 2004 , and is an independent registered public accounting firm.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the appointment of Eisner as the Company’s independent auditors. However, the Company is submitting the appointment of Eisner to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time if they determine that such a change would be in the best interest of the Company and its shareholders.

Representatives of Eisner are expected to attend the annual meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

Auditor’s Fees

With respect to the fiscal years ended December 31, 2010 and December 31, 2009, the aggregate fees billed by Eisner were as follows:

	Fiscal 2010	Fiscal 2009

Audit Fees	$93,000	$174,000
Audit Related Fees	$168,725	$-
Tax Fees	$23,000	$26,000
All Other Fees	$-	$-
TOTAL FEES	$284,725	$200,000

The Audit Committee pre-approves all auditing services, and all non-audit services provided to us by Eisner, subject to a de minimis exception as set forth by the SEC.

Vote Required

To be approved, Proposal 2, ratification of appointment of independent auditors, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect. Your Board of Directors unanimously recommends voting FOR ratification of Eisner as the Company’s independent auditor for the fiscal year ending December 31, 2011.

Report of the Audit Committee

The primary role of the Audit Committee, as more fully described in its charter, is to assist the Board of Directors in its oversight of our corporate accounting and financial reporting process and to interact directly with and evaluate the performance of our independent auditors. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm, Eisner, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB.

In the performance of its oversight function, the Audit Committee has reviewed the audited consolidated financial statements for the fiscal year ended January 1, 2010 and has met with both management and Eisner to discuss those financial statements. The Audit Committee has discussed with Eisner those matters related to the conduct of the audit that are required to be communicated by the independent auditors to the Audit Committee, including, as set forth in Statements of Auditing Standards No. 61, as amended (as adopted by the PCAOB in Rule 3200T), Eisner’s judgments as to the quality, not just the acceptability, of our accounting principles.

The Audit Committee met separately with the independent auditors, without management present, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.

The Audit Committee has received from Eisner the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Eisner its independence. The Audit Committee has also reviewed and considered whether the provision of other non-audit services by Eisner is compatible with maintaining the auditors’ independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements of Neogenix for the fiscal year ended December 31, 2010 be included in the Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 31, 2011.

The Audit Committee

James Feldman, Chairman
Barry Gause
Lynn Krominga

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.